Exhibit 21.01

Subsidiaries equity accounted affiliates and cost investments as at February 28 2008

Company Name	Effective Voting Interest	Jurisdiction of Organization	Type of Affiliate (1)
Nova TV d.d.	100.0%	Croatia	Subsidiary
Operativna Kompanija d.o.o.	100.0%	Croatia	Subsidiary
Media House d.o.o.	100.0%	Croatia	Subsidiary
Internet Dnevnik d.o.o.	76.0%	Croatia	Subsidiary

CME Media Investments s r.o.	100.0%	Czech Republic	Subsidiary
VILJA a.s.	100.0%	Czech Republic	Subsidiary
CET 21 spol. s r.o.	100.0%	Czech Republic	Subsidiary
MEDIA CAPITOL, a.s.	100.0%	Czech Republic	Subsidiary
HARTIC a.s.	100.0%	Czech Republic	Subsidiary
Galaxie sport, s r.o.	100.0%	Czech Republic	Subsidiary
CME Slovak Holdings B.V.	100.0%	Netherlands	Subsidiary

CME Romania B.V.	100.0%	Netherlands	Subsidiary
Media Pro International S.A.	95.0%	Romania	Subsidiary
Media Vision SRL	95.0%	Romania	Subsidiary
MPI Romania B.V.	95.0%	Netherlands	Subsidiary
Pro TV S.A.	95.0%	Romania	Subsidiary
Sport Radio TV Media SRL	95.0%	Romania	Subsidiary
Media Pro Management S.A.	8.7%	Romania	Cost investment
Media Pro B.V.	10.0%	Netherlands	Cost investment
Music Television System S.R.L.	95.0%	Romania	Subsidiary

A.R.J., a.s.	100.0%	Slovak Republic	Subsidiary
Markiza-Slovakia spol. s r.o.	100.0%	Slovak Republic	Subsidiary
GAMATEX spol. s r.o.	100.0%	Slovak Republic	Subsidiary (in liquidation)
A.D.A.M. a.s.	100.0%	Slovak Republic	Subsidiary (in liquidation)
Media Invest, spol s.r.o.	100.0%	Slovak Republic	Subsidiary

MMTV 1 d.o.o.	100.0%	Slovenia	Subsidiary
Produkcija Plus d.o.o.	100.0%	Slovenia	Subsidiary
POP TV d.o.o.	100.0%	Slovenia	Subsidiary
Kanal A d.o.o.	100.0%	Slovenia	Subsidiary
Euro 3 TV d.o.o.	42.0%	Slovenia	Equity-Accounted Affiliate
Fit & Fun d.o.o.	100.0%	Slovenia	Subsidiary

International Media Services Ltd.	60.0%	Bermuda	Subsidiary
CME Ukraine Holding GmbH	100.0%	Austria	Subsidiary
Innova Film GmbH	60.0%	Germany	Subsidiary
CME Cyprus Holding Ltd.	100.0%	Cyprus	Subsidiary
TV Media Planet Ltd.	60.0%	Cyprus	Subsidiary
Foreign Enterprise “Inter-Media”	60.0%	Ukraine	Subsidiary
Studio 1+1 LLC	60.0%	Ukraine	Consolidated Variable Interest Entity
Ukrainian Media Services LLC	99.9%	Ukraine	Subsidiary
Ukrpromtorg-2003 LLC	65.5%	Ukraine	Subsidiary
Gravis LLC	60.4%	Ukraine	Subsidiary
Delta JSC	60.4%	Ukraine	Subsidiary
Nart LLC	65.5%	Ukraine	Subsidiary
TV Stimul LLC	49.1%	Ukraine	Equity-Accounted Affiliate
Tor LLC	60.4%	Ukraine	Subsidiary
Zhysa LLC	60.4%	Ukraine	Subsidiary

Central European Media Enterprises N.V.	100.0%	Netherlands Antilles	Subsidiary
Central European Media Enterprises II B.V.	100.0%	Netherlands Antilles	Subsidiary
CME Media Enterprises B.V.	100.0%	Netherlands	Subsidiary
CME Development Corporation	100.0%	Delaware (USA)	Subsidiary

CME SR d.o.o.	100.0%	Serbia	Subsidiary
CME Czech Republic II B.V.	100.0%	Netherlands	Subsidiary
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(1) All subsidiaries have been consolidated in our Financial Statements.  All equity-accounted affiliates have been accounted for using the equity method.  All cost investments have been accounted for using the cost method